Exhibit 99.1

During the fourth quarter of 2009, IAC/InterActiveCorp (“IAC” or the “Company”) renamed and realigned its reportable segments.  The Company’s Media & Advertising segment has been renamed “Search”, and its Emerging Businesses segment has been renamed “Media & Other.”  Evite has been moved from the Search segment (formerly Media & Advertising) to the Media & Other segment (formerly Emerging Businesses).  The tables below reflect these changes (unaudited; dollars in thousands):

	2009				2008					2007
	Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	FYE 12/31	FYE 12/31
Revenue:
Search	$165,973	$166,583	$170,202	$502,758	$212,416	$182,774	$189,903	$180,433	$765,526	$745,996
Match	90,060	88,291	80,992	259,343	90,536	93,282	93,540	88,147	365,505	348,733
ServiceMagic	31,353	42,400	43,902	117,655	28,948	35,871	33,799	25,296	123,914	93,385
Media & Other	46,382	44,494	43,497	134,373	48,303	53,686	54,841	59,614	216,444	164,068
Inter-segment elimination	(1,758)	(1,723)	(2,016)	(5,497)	(9,547)	(11,449)	(2,803)	(2,495)	(26,294)	(19,600)
Total	$332,010	$340,045	$336,577	$1,008,632	$370,656	$354,164	$369,280	$350,995	$1,445,095	$1,332,582

	2009				2008					2007
	Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	FYE 12/31	FYE 12/31
Operating Income (Loss):
Search	$1,209	$9,118	$20,154	$30,481	$30,300	$27,941	$31,415	$7,800	$97,456	$27,100
Match	9,742	28,397	23,873	62,012	7,136	19,626	23,978	24,750	75,490	65,780
ServiceMagic	2,003	5,680	4,318	12,001	5,610	8,906	8,111	1,356	23,983	17,587
Media & Other	(12,821)	(10,222)	(8,286)	(31,329)	(8,309)	(7,311)	(6,699)	(30,359)	(52,678)	(18,545)
Corporate	(33,257)	(29,066)	(32,938)	(95,261)	(45,845)	(55,596)	(79,443)	(25,328)	(206,212)	(170,426)
Total	$(33,124)	$3,907	$7,121	$(22,096)	$(11,108)	$(6,434)	$(22,638)	$(21,781)	$(61,961)	$(78,504)

	2009				2008					2007
	Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	FYE 12/31	FYE 12/31
Operating Income Before Amortization:
Search	$10,255	$15,881	$26,559	$52,695	$36,530	$34,030	$38,119	$27,632	$136,311	$85,388
Match	9,941	28,546	26,793	65,280	10,139	22,865	30,274	27,988	91,266	78,367
ServiceMagic	2,801	6,709	9,940	19,450	6,149	9,445	8,651	1,999	26,244	20,764
Media & Other	(11,177)	(9,236)	(7,715)	(28,128)	(6,826)	(5,990)	(5,379)	(14,006)	(32,201)	(5,103)
Corporate	(14,988)	(16,155)	(16,692)	(47,835)	(27,356)	(37,423)	(41,201)	(15,542)	(121,522)	(98,932)
Total	$(3,168)	$25,745	$38,885	$61,462	$18,636	$22,927	$30,464	$28,071	$100,098	$80,484

Reconciliation of Operating Income Before Amortization to operating (loss) income to net (loss) earnings attributable to IAC shareholders:

	2009				2008					2007
	Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	FYE 12/31	FYE 12/31

Operating Income Before Amortization	$(3,168)	$25,745	$38,885	$61,462	$18,636	$22,927	$30,464	$28,071	$100,098	$80,484
Non-cash compensation expense	(18,580)	(13,592)	(16,515)	(48,687)	(18,886)	(18,611)	(38,677)	(10,365)	(86,539)	(73,585)
Amortization of non-cash marketing	(2,305)	(200)	(4,999)	(7,504)	(2,796)	(3,071)	(6,138)	(7,997)	(20,002)	(49,670)
Amortization of intangibles	(8,015)	(8,046)	(10,250)	(26,311)	(8,062)	(7,679)	(8,287)	(19,890)	(43,918)	(35,733)
Goodwill impairment	(1,056)	—	—	(1,056)	—	—	—	(11,600)	(11,600)	—
Operating (loss) income	(33,124)	3,907	7,121	(22,096)	(11,108)	(6,434)	(22,638)	(21,781)	(61,961)	(78,504)
Other income (expense), net	563	60,829	50,960	112,352	11,691	(100,476)	(63,964)	308,193	155,444	74,414
(Loss) earnings from continuing operations before income taxes	(32,561)	64,736	58,081	90,256	583	(106,910)	(86,602)	286,412	93,483	(4,090)
Income tax benefit (provision)	2,679	(22,143)	(34,269)	(53,733)	(4,036)	22,274	85,335	(65,876)	37,697	(2,321)
(Loss) earnings from continuing operations	(29,882)	42,593	23,812	36,523	(3,453)	(84,636)	(1,267)	220,536	131,180	(6,411)
Gain on sale of discontinued operations, net of tax	—	—	—	—	—	22,547	767	—	23,314	33,524
Income (loss) from discontinued operations, net of tax	1,238	(2,196)	(2,514)	(3,472)	55,939	(359,992)	(14,718)	2,227	(316,544)	(173,196)
Net (loss) earnings	(28,644)	40,397	21,298	33,051	52,486	(422,081)	(15,218)	222,763	(162,050)	(146,083)
Net loss attributable to noncontrolling interest	258	416	384	1,058	330	484	381	4,654	5,849	2,014
Net (loss) earnings attributable to IAC shareholders	$(28,386)	$40,813	$21,682	$34,109	$52,816	$(421,597)	$(14,837)	$227,417	$(156,201)	$(144,069)

The Company’s primary metric is Operating Income Before Amortization, which is defined as operating income excluding, if applicable: (1) non-cash compensation expense, (2) amortization of non-cash marketing, (3) amortization and impairment of intangibles, (4) goodwill impairment, (5) pro forma adjustments for significant acquisitions, and (6) one-time items.  The Company believes this measure is useful to investors because it represents the consolidated operating results from IAC’s segments, taking into account depreciation, which it believes is an ongoing cost of doing business, but excluding the effects of any other non-cash expenses.  Operating Income Before Amortization has certain limitations in that it does not take into account the impact to IAC’s statement of operations of certain expenses, including non-cash compensation, non-cash marketing, and acquisition related accounting.  IAC endeavors to compensate for the limitations of the non-GAAP measure presented by providing the comparable U.S. GAAP measure with equal or greater prominence and a reconciliation of the non-GAAP measure to net earnings (loss) attributable to IAC shareholders. The information presented above should be read in conjunction with IAC’s historical consolidated financial statements and notes thereto found on the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.